As filed with the Securities and Exchange Commission on September 12, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
VIRCO MFG. CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	95-1613718
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
2027 Harpers Way
Torrance, California 90501
(Address of Principal Executive Offices) (Zip Code)
(310) 533-0474
(Registrant’s Telephone Number, Including Area Code)

VIRCO MFG. CORPORATION 2011 STOCK INCENTIVE PLAN
(Full Title of the Plans)

Robert E. Dose
Virco Mfg. Corporation
Vice President, Secretary and Treasurer
2027 Harpers Way
Torrance, California 90501
(Name and Address of Agent for Service)
(310) 533-0474
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Glenn D. Smith, Esq.
Hogan Lovells US LLP
1999 Avenue of the Stars, Suite 1400
Los Angeles, California 90067
 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	¬	Accelerated filer	¬
Non-accelerated filer	¬	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share (1)	1,000,000	$2.715 (2)	$2,715,000 (2)	$349.69

(1)
The Virco Mfg. Corporation 2011 Stock Incentive Plan (the “2011 Plan”) authorizes the issuance of 2,000,000 shares of common stock, par value $0.01 per share, of the Registrant (“Common Stock”), of which 1,000,000 shares are being registered hereunder, and 1,000,000 shares have been registered previously on Form S-8 (Reg. No. 333-175638). Shares of Common Stock reserved under the 2011 Plan consist of 830,694 shares reserved for future issuance pursuant to the 2011 Plan and 1,169,306 shares previously reserved for issuance pursuant to outstanding restricted stock awards that have not vested. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the NASDAQ Stock Exchange on September 9, 2014.

REGISTRATION OF ADDITIONAL SECURITIES
This Registration Statement is being filed for the purpose of registering an additional 1,000,000 shares issuable under the 2011 Plan. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the registration statement on Form S-8 (Registration No. 333-175638), filed with the Securities and Exchange Commission (the “Commission”) on July 18, 2011 are incorporated herein by reference, except as amended hereby.

Item 8.	Exhibits.
Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description
4.1	Certificate of Incorporation of the Company dated April 23, 1984, as amended (incorporated by reference to Exhibit 1 to the Company’s Form 8-A12B, filed with the Commission on June 18, 2007).
4.2	Amended and Restated Bylaws of the Company, as currently in effect.
5.1*	Opinion of Hogan Lovells US LLP.
23.1*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on signature page hereto).
99.1	Virco Mfg. Corporation 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 27, 2011).
99.2
Amendment to Virco Mfg. Corporation 2011 Stock Incentive Plan (incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on May 23, 2014)

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on this 12th day of September, 2014.

VIRCO MFG. CORPORATION

By:	/s/ Robert A. Virtue
Robert A. Virtue
Chairman of the Board of Directors and President

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Virtue, Douglas A. Virtue and Robert E. Dose, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert A. Virtue Robert A. Virtue	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	September 12, 2014
/s/ Douglas A. Virtue Douglas A. Virtue	Executive Vice President, Director	September 12, 2014
/s/ Robert E. Dose Robert E. Dose	Vice President, Finance, Secretary and Treasurer (Principal Financial Officer)	September 12, 2014
/s/ Bassey Yau Bassey Yau	Vice President, Accounting, Corporate Controller, Assistant Secretary and Assistant Treasurer (Principal Accounting Officer)	September 12, 2014
/s/ Michael DiGregorio Michael DiGregorio	Director	September 12, 2014
/s/ Robert Lind Robert Lind	Director	September 12, 2014
/s/ Donald Rudkin Donald Rudkin	Director	September 12, 2014

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 5.1	Opinion of Hogan Lovells US LLP.
Exhibit 23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
Exhibit 23.2	Consent of Independent Registered Public Accounting Firm.
Exhibit 24.1	Power of Attorney (included on signature page hereto).